Exhibit 5.1

[Ogier Letterhead]

July 31, 2007

Randgold Resources Limited

La Motte Chambers

La Motte Street

St. Helier, Jersey JE1 1BJ

Channel Islands

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) on behalf of Randgold Resources Limited, a company incorporated under the laws of Jersey, Channel Islands (the “Company”), in connection with (i) 3,256,773 ordinary shares of US$0.05 par value each in the Company (the “Option Shares”), to be issued pursuant to the Randgold Resources Share Option Scheme (the “Scheme”); and, 7,701 ordinary shares of US$0.05 par value each in the Company (the “Restricted Shares” and together with the Option Shares, the “Shares”), to be issued to certain non-executive directors of the Company pursuant to awards of restricted stock (the “Restricted Stock Awards”).

As Jersey, Channel Islands counsel to the Company, we have examined such originals or copies certified or other corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of such documents submitted to us as originals, the accuracy and completion of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

As matters of fact material to this opinion, we have made due inquiries with and relied on the statements of officers and the representatives of the Company, public officials or others.

Based upon the foregoing, we are of the opinion that:

1	All necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Option Shares pursuant to the Scheme and the Restricted Stock Awards;
2

The Option Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Scheme, will be duly authorized, validly issued, fully paid and non-assessable; and

3

The Restricted Shares being registered pursuant to the Registration Statement, when issued in connection with the Restricted Stock Awards will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to the above-mentioned Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Yours faithfully,
/s/ Ogier
OGIER